Exhibit 10.19

Exhibit A

Performance Unit Award Notice

A. Participant:

B. Grant Date:

C. Performance Period:	1/1/2011 through 12/31/2013

D. Aggregate Target Dollar Award:

E. Initial Value Per Performance Unit:

F. Aggregate Target Performance Units:

G. Performance Measures:

1.	Growth in Diluted Earnings per Share: The compounded annual growth rate in L-3’s Diluted EPS. “Diluted EPS” means earnings per common share on a fully diluted basis, determined in accordance with generally accepted accounting principles and as derived from L-3’s audited consolidated financial statements prepared in the ordinary course of business. Diluted EPS shall be adjusted as contemplated by the terms of the Performance Unit Agreement to exclude certain unusual or nonrecurring items, and for 2012, shall be calculated based on continuing operations.

Portion of Aggregate Target Award for this Performance Measure: 50%

Target Units for this Performance Measure:

Performance Scale:

Performance Levels	Diluted EPS Growth Rate	Cumulative Diluted EPS Required	Unit Multiplier
Maximum	≥ 10.0%	≥ $27.45	200%
	7.0%	$25.96	150%
Target	5.0%	$25.02	100%
	3.5%	$24.30	75%
Threshold	2.0%	$23.62	50%
Below Threshold	< 2.0%	< $23.62	0%

Note: Cumulative Diluted EPS based on 2010 adjusted diluted EPS of $8.38 excluding certain unusual or nonrecurring items contemplated by the Performance Unit Agreement.

In the event that the level of actual performance exceeds the Threshold and falls between two of the stated performance levels listed above, the Unit Multiplier will be calculated on a straight-line basis between the two stated Unit Multipliers for those performance levels.

Payment Method: Shares of L-3 stock. Subject to the terms of the Performance Unit Agreement, the number of shares will be determined by multiplying (1) the Target Units for this Performance Measure, by (2) the applicable Unit Multiplier.

2.	Relative Total Stockholder Return: L-3’s TSR compared to the returns of a comparison group of companies (see Appendix 1). “TSR” means, with respect to a particular company for particular time period, (a) the change in the per-share market price of the company’s common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid per share during such period, divided by (b) the per-share market price of the company’s common stock as quoted as of the beginning of such period, all of which is adjusted for any changes in company’s equity structure, including but not limited to stock splits and stock dividends. This measure will be assessed by determining L-3’s relative percentile positioning on TSR versus companies included in the comparison group.

Portion of Aggregate Target Award for this Performance Measure: 50%

Target Units for this Performance Measure:

Performance Scale:

Performance Levels	Relative TSR	Unit Multiplier
Maximum	> 74th percentile	200%
	63rd percentile	150%
Target	50th percentile	100%
Threshold	40th percentile	50%
Below Threshold	< 40th percentile	0%

In the event that the level of actual performance exceeds the Threshold and falls between two of the stated performance levels listed above, the Unit Multiplier will be calculated on a straight-line basis between the two stated Unit Multipliers for those performance levels.

Payment Method: Cash. Subject to the terms of the Performance Unit Agreement, the cash amount will be determined by multiplying (1) the Target Units for this Performance Measure, by (2) the applicable Unit Multiplier, by (3) the fair market value per share of L-3 common stock at end of the Performance Period.

Appendix 1

The companies included for the Relative Total Stockholder Return assessment are those in the S&P 1500 Aerospace & Defense Index, excluding L-3. This list will be modified by the Compensation Committee to reflect any changes to companies included in the Index.

S&P 1500 Aerospace & Defense Index

	Company	Ticker
1.	AAR CORP	AIR
2.	AEROVIRONMENT INC.	AVAV
3.	ALLIANT TECHSYSTEMS INC	ATK
4.	AMERICAN SCIENCE AND ENGINEERING INC	ASEI
5.	APPLIED SIGNAL TECHNOLOGY	APSG
6.	BE AEROSPACE INC	BEAV
7.	BOEING CO	BA
8.	CERADYNE INC	CRDN
9.	CUBIC CORP	CUB
10.	CURTISS-WRIGHT CORP	CW
11.	ESTERLINE TECHNOLOGIES CORP	ESL
12.	GENCORP INC	GY
13.	GENERAL DYNAMICS CORP	GD
14.	GOODRICH CORP	GR
15.	HONEYWELL INTERNATIONAL INC	HON
16.	ITT CORP	ITT
17.	LOCKHEED MARTIN CORP	LMT
18.	MOOG INC	MOG.A
19.	NATIONAL PRESTO INDUSTRIES INC	NPK
20.	NORTHROP GRUMMAN CORP	NOC
21.	ORBITAL SCIENCES CORP.	ORB
22.	PRECISION CASTPARTS CORP	PCP
23.	RAYTHEON CO	RTN
24.	ROCKWELL COLLINS INC	COL
25.	TELEDYNE TECHNOLOGIES INC	TDY
26.	TRIUMPH GROUP INC	TGI
27.	UNITED TECHNOLOGIES CORP	UTX